Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Steve Schrier, 331-332-2264
Investor contact:	Kevin Sadowski, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR FINANCIAL CLOSES $250 MILLION

WHOLESALE FUNDING TRANSACTION

LISLE, Ill. — July 28, 2015 — A subsidiary of Navistar Financial Corporation (NFC) closed a $250 million, two-year, 144-A securitized dealer floor plan transaction to support International® Truck and IC Bus™dealer inventory funding. The transaction will replace a $250 million deal from October 2013 that matures in September 2015, after which NFC will have approximately $1 billion in total wholesale funding capacity.

“The new transaction ensures adequate liquidity to support the company’s wholesale portfolio,” said Bill Mc Menamin, president, NFC. “We continue to access diversified and competitive funding sources as the quality of our asset portfolio and the strength of our dealer network has earned the ongoing confidence and support of our investors.”

NFC, an affiliate of Navistar International Corporation (NYSE: NAV), provides financing programs and services tailored to support equipment financing needs for International Truck and IC Bus dealers and customers.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Cautionary Statement Regarding Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the company assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.

These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2014 and our quarterly report on Form 10Q for the quarter ended April 30, 2015. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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